EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-50543 of Kforce, Inc. on Form S-8 of our report dated June 23, 2006, appearing in this Annual Report on Form 11-K of the Kforce 401(k) Retirement Savings Plan for the year ended December 31, 2005.

Deloitte & Touche LLP

Certified Public Accountants

Tampa, Florida

June 23, 2006